Guggenheim Investment Management, LLC

Code of Ethics & Insider Trading Policy

March 2010

I.	OVERVIEW	2
II.	PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT	2
III.	PERSONS COVERED BY THE CODE	3
IV.	ACCOUNTS COVERED BY THE CODE	4
V.	SECURITIES COVERED BY THE CODE	5
VI.	PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE	6
VII.	PRE-CLEARANCE OF INITIAL PUBLIC, LIMITED OR PRIVATE
	OFFERINGS	7
VIII.	OUTSIDE AFFILIATIONS	8
IX.	POLITICAL CONTRIBUTIONS	8
X.	GIFTS AND ENTERTAINMENT	8
XI.	CONFIDENTIALITY/SAFEGUARDING OF DATA	9
XII.	REPORTING REQUIREMENTS	9
XIII.	REPORTING OF VIOLATIONS	11
XIV.	ANNUAL REVIEW	11
XV.	SANCTIONS	12
XVI.	INTERPRETATIONS AND EXCEPTIONS	12
XVII. RETENTION OF RECORDS		12
XVIII.INSIDER TRADING POLICY		13

Exhibit A – Broker Letter Template for Duplicate Confirms and Statements

Exhibit B – List of open end mutual funds advised or sub-advised by GIM or Affiliates

CODE OF ETHICS & INSIDER TRADING POLICY

I.	OVERVIEW

This Code of Ethics & Insider Trading Policy (“Code”) has been adopted by Guggenheim
Investment Management, LLC (“Adviser”, “GIM” or “Guggenheim”), an investment adviser registered with the Securities and Exchange Commission (“SEC”) and a subsidiary of
Guggenheim Partners, LLC (“Parent”), and sets forth procedures and limitations which govern the business conduct and personal securities trading of persons associated with the Adviser.

This Code has been adopted by senior management of the Adviser to effectuate the purposes and objectives of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Insider
Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), and in accordance with industry best practices. In addition, the Code has also been designed to prevent violations of
Federal Securities law with respect to GIM acting as adviser or sub-advisor to registered investment funds (“Registered Fund”). Federal Securities Law means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the
“Exchange Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as
amended (the “1940 Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (Pub. L.
No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to GIM’s clients, and any rules adopted thereunder by the Commission or the Department of the Treasury.

This Code is based upon the principle that the Adviser’s employees owe a fiduciary duty to
GIM’s clients to conduct their affairs, including their personal securities transactions, in such manner to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Adviser; and (iii) any actual or potential conflicts of interest or any abuse of their position of responsibility. In addition, the Adviser’s employees are required to comply with applicable provisions of the Securities Act, the Exchange
Act, and the Advisers Act and rules thereunder. Due to the litany of definitions and interpretations contained in these laws, it is imperative that Adviser’s employees also be familiar with the GIM Compliance Manual (the “Manual”), which contains policies and procedures designed to address pertinent industry regulations. In addition, employees are asked to consult with the Chief Compliance Officer (“CCO”)[1] legal counsel of the Adviser before engaging in any activity or planned activity where there exists, or may exist, uncertainty concerning the legality of such activity.

II.	PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT

It is a fundamental principle that the interests of clients are at all times paramount to the interests of any director, manager, principle, partner, officer or employee (collectively, “Employees”) of the Adviser. Persons covered by this Code must adhere to this general principle and the specific provisions of the Code at all times. Every Employee is required to read, understand, and comply with this document to protect and preserve the reputation of the Adviser and its affiliates.

[1] Note: Any reference herein to the CCO shall mean the CCO or any other person designated by the CCO, to undertake such role or responsibility. The CCO, as defined under SEC Rule 206(4)-7, is responsible for administering the Code.

Personal investing of all Employees of the Adviser must be conducted in a manner that avoids actual or potential conflicts of interest with Guggenheim’s clients. Employees of the Adviser shall use their employment status and any investment opportunities they learn of because of their positions with the Adviser, primarily for the benefit of clients and in a manner consistent with their fiduciary duties.

No person covered by this Code shall engage in any act, practice, or course of conduct, which would violate the provisions of the federal and state securities’ laws. Any violation of the Code, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action including, but not limited to, disgorgement of profits, payment of a fine, censure, and, when appropriate, suspension or termination of employment and/or referral to appropriate governmental agencies. Supervised Persons (defined below) should be aware that they may be held personally liable for any improper or illegal activities they commit during the course their employment, and may be subject to civil penalties such as fines, regulatory sanctions, including suspensions, as well as criminal penalties.

No Employee of the Adviser, or any person acting under such Employee's direction, may directly or indirectly take any action to coerce, manipulate, mislead, or fraudulently influence the CCO in the performance of his or her duties under this Code.

III.		PERSONS COVERED BY THE CODE

The following categories or sub-categories of persons covered under the Code:

	(A)	“Supervised Person” includes any:

	i.	Director, officer, manager, principal and partner of the Adviser (or other persons occupying a similar status or performing similar functions);

	ii.	Employee of the Adviser; and

	iii.	Other person who provides advice on behalf of the Adviser or is subject to the Adviser’s supervision and control.

	(B)	"Access Person" means any Supervised Person who:

	i.	Has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the
Adviser or its affiliates manage or any registered fund which is advised or sub-advised by the Adviser (or certain affiliates, where applicable);

	ii.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic;

	iii.	In connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities on behalf of a client;

	iv.	Obtains information concerning recommendations made regarding the purchase or sale of securities on behalf of a client;

	v.		Otherwise exercises Investment Control over client accounts;

	vi.		Is a manager, director, officer or partner of the Adviser; or

	vii.		Is deemed an Access Person by the CCO.

	(C)		"Temporary Employee". The CCO shall determine on a case-by-case basis whether a temporary employee (e.g., consultant or intern) should be considered a Supervised Person or Access Person. Such determination will be made based upon on an application of the criteria provided above and such person’s role within the Adviser.

IV.		ACCOUNTS COVERED BY THE CODE; DEFINITIONS

The following accounts or situations are covered under the Code:

	(A)		Beneficial Ownership
A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary (financial) interest in a (i) security or (ii) accounts which can hold securities, including but not limited to: individual, joint, partnership, custodial, trust, IRA,
UGMA and KEOGH accounts.

The determination of Beneficial Ownership is the responsibility of each Access Person; it is a fact-based decision.

	(B)		Immediate Family
All accounts of immediate family members of an Access Person, including any relative by blood or marriage who either (i) lives in the Employee’s household or (ii) is a financial dependent of the Employee, are subject to this Code (adult children with a separate household and ex-spouses are not covered under the Code). Immediate Family members may include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-
law, or sister-in-law, and shall include adoptive relationships, so long as such person also satisfies either (i) or (ii) described above.

	(C)		Investment Control
All accounts over which an Access Person exercises Investment Control are covered under the Code. Investment Control shall mean the direct or indirect power to exercise controlling influence over investment decisions. This includes any arrangement where the Access Person serves as an agent, executor, trustee or in another similar capacity.

Note: Accounts over which the Access Person retains no Investment Control and that are managed by an independent third-party are exempt from the prohibited transaction rules of the Code, if:

		i.	A copy of the discretionary account management agreement is provided to the CCO promptly upon establishment of the account; and

	ii.	The CCO is provided with an attestation from the Access Person’s discretionary money manager that such Access Person has no ability to exercise investment control or to place unsolicited trades with such manager unless, in the view of the CCO, the discretionary account management agreement described in (C).i. above contains language to such effect.

	(D)	Front-Running

Front-running or engaging in conduct that may be construed as front-running is strictly prohibited under this Code. Such conduct generally involves an Access Person purchasing or selling a Covered Security for his/her own account(s) on the basis of trading plans or actual trading positions of the Adviser’s client account(s) over which the
Access Person has Investment Control when the Access Person knows that such order is likely to materially change a price received by a client or move a market to the benefit of the Access Person and detriment of the client. Proprietary, Access Person, and discretionary accounts will be monitored for front-running.

V.	SECURITIES COVERED BY THE CODE

	(A)	Securities covered under this Code (i.e., Covered Securities) include any:

	i.	Stock;
	ii.	Note;
	iii.	Treasury stock;
	iv.	Security future;
	v.	Bond;
	vi.	Debenture;
	vii.	Evidence of indebtedness;
	viii.	Future;
	ix.	Investment contract;
	x.	Voting trust certificate;
	xi.	Certificate of deposit for a security;
	xii.	Option on any security or on any group or index of securities (e.g., put, call or straddle);
	xiii.	Exchange traded fund (ETF);
	xiv.	Limited partnership;
	xv.	Certificate of interest or participation in any profit-sharing agreement;
	xvi.	Collateral-RIC certificate;
	xvii.	Fractional undivided interest in oil, gas or other mineral right;
	xviii.	Pre-organizational certificate or subscription;
	xix.	Transferable shares;
	xx.	Foreign unit trust (i.e., UCIT) and foreign mutual fund;
	xxi.	Private investment fund, hedge fund, and investment club;
	xxii.	Shares in Registered Funds (as previously defined); and
	xxiii.	Any other instrument that is considered a “security” under the various securities laws.

	(B)	Securities not covered under the Code include any:

	i.	Direct obligation of the U.S. government (e.g., Treasury bills, notes and bonds and
US savings bonds);
	ii.	Bankers’ acceptance;
	iii.	Bank certificate of deposit;
	iv.	Commercial paper;
	v.	Repurchase agreements;
	vi.	Money market funds;
	vii.	Open-end mutual funds, other than registered funds which are advised or sub-advised by the Adviser (or certain affiliates, where applicable);
	xxiv.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Adviser (or certain affiliates, where applicable).

VI.	PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE

	(A)	No Supervised Person shall:

	i.	Engage in any act, practice or course of conduct, which would violate the provisions of this Code;

	ii.	Buy or sell based upon, or while in possession of, material non-public information regarding a Covered Security in violation of applicable laws and regulations; or

	iii.	Sell (without prior approval from an Authorized Approver2 ) or buy any security on the
GIM Restricted List (See Section XVIII(E)).

	(B)	No Access Person shall:

	i.	Engage in Front-Running (as defined in Section IV);

	ii.	Acquire any Covered Security in an initial public offering (IPO), except with prior consent of the CCO within the limited scope permitted for “Restricted Persons” under
FINRA Conduct Rule 2790 (see Section VII. below);

	iii.	Purchase or sell (without prior approval via the Adviser’s automated trading reporting system) any Covered Security;

	iv.	Engage in a Limited or Private Offering, without prior written approval of an Authorized
Approver (see Section VII. below); and

	v.	Subject to the de minimus standard described in Section VII below, purchase or sell a fixed-income security without the prior consent of the CCO.

[2] For purposes of the Code, “Authorized Approver” shall mean the CCO, his designee or member(s) of the
Advisor’s senior management.

VII.		PRE-CLEARANCE

	(A)	Personal Transactions – All personal trades of Covered Securities must be pre-cleared via the Adviser’s automated trading reporting system.

	(B)	Initial, Limited or Private Offerings - All Access Persons must pre-clear with the CCO any proposed transaction in an Initial Public, Limited or Private Offering. In addition, any person purchasing or holding Covered Securities acquired in an Initial Public, Limited or Private
Offering (as defined below) shall disclose to senior management of the Adviser such investment when he/she plays a part in any subsequent consideration of an investment in such issuer for any client. In such circumstances, the decision to purchase Covered Securities of the issuer for a client account shall not be made by anyone with a personal interest in the issuer.

Initial Public Offering shall be defined as any offering of securities registered under the
Securities Act, the issuer which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

Limited or Private Offerings shall be defined as offerings that are exempt from registration under the Securities Act, as amended, either pursuant to Sections 4(2), or 4(6), or Rules 504, 505, or
506. For the purposes of this Code, purchases of real estate shall not be subject to the prior written approval of an Authorized Approver.

When considering requests for participation in Initial Public or Limited Offerings, the CCO will take into account the specific facts and circumstances of the request prior to reaching a decision.
These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Adviser, or his or her relationship to a client account. The CCO, in consultation with senior management, will also consider whether a client account is authorized to invest in securities of the issuer or whether the Employee is eligible to participate in an Initial Public Offering. At his/her discretion, the CCO may request any and all information and/or documentation necessary to satisfy it that no actual or potential conflict, or appearance of a conflict, exists between the proposed Initial Public, Private or Limited Offering and the interest of any client account.

Requests to participate in an Initial Public, Limited or Private Offerings should be submitted via the Adviser’s automated trading reporting system.

	(C)	Fixed-Income Securities - Access Persons are required to pre-clear any trade in a fixed income security (bonds or bank loans) before entering into such transaction. However, preclearance is not required if the proposed transaction: (i) is less than or equal to 0.25% of the total debt outstanding of the company; or (ii) upon completion of the proposed transaction, the aggregate amount of such fixed-income security owned by the Access Person is equal to or less than 1.00% of the total debt outstanding of the company.

Upon request for pre-clearance, the CCO shall make reasonable inquiry with the Head Trader (or another member of the trading group in the event of a request from the Head Trader) as to the trading or proposed trading or pending purchase or sale orders of such fixed income security.
The CCO will not grant approval if at the time of the proposed purchase or sale, the fixed-
income security is being actively considered for purchase or sale by any client, or is being actively purchased or sold on behalf of a client account, or was purchased or sold by a client within the five days preceding the Access Person's request.

VIII.	OUTSIDE AFFILIATIONS

Any Supervised Person who is employed by, accepts any remuneration from, or performs any management or supervisory services for, any person or entity, including serving as a director, officer or in any other decision making capacity of a public or private company, trustee or general partner of a partnership, other than for the Adviser or any affiliate of the Adviser, must complete the Pre-Clearance of Outside Business Activities Questionnaire. No notification is needed to serve in non-decision making capacities in a non-profit corporation, or for any fee within GIM or an affiliate of GIM.

From time to time, in the course of the Employee’s responsibilities, GIM Employees may be requested to serve on the board of directors of a company in which GIM clients or Affiliates have an interest. While such service as a director does not require pre-clearance, it does require notification to the Legal & Compliance Department on the Annual Certification of Outside
Business Activities Form.

In no event should any Supervised Person have any outside employment that might cause embarrassment to or jeopardize the interests of the Adviser, interfere with its operations, or adversely affect his or her productivity or that of other employees. In addition, Employees of the
Adviser should refer to the Parent’s Code of Conduct before undertaking any outside affiliation.

IX.	POLITICAL CONTRIBUTIONS

Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities (known as “pay to play”).
Although political contributions are not prohibited, Supervised Persons must be cognizant of potential conflicts of interest that may exist if the Adviser or its Employees contribute to the campaigns of any client(s), Employees or consultants to the Adviser.

No entertainment, gifts or any other items of value should be provided to any official of a governmental body with which the Adviser does or is seeking to do business or that has jurisdiction over the activities of the Adviser, without the prior approval of the CCO or the
Parent’s Legal & Compliance Department.

Please see the Adviser’s Manual for further guidance on political contributions. In addition,
Employees of the Adviser should refer to the Parent’s Code of Conduct before making any political contribution.

X.	GIFTS and ENTERTAINMENT

Generally, gifts and entertainment may not be solicited or accepted as inducements for undue influence on providing current or future financial services or transactions. Gifts may not be in the form of cash or cash equivalents. Further, Supervised Persons are not permitted to offer, seek or accept any gift, service or other item of more than de minimis value (on an annual basis),

either directly or indirectly, from any person or entity that does business with or on behalf of the
Adviser without approval. However, for the purposes of this provision, the following items would not count toward the de minimis limit:

	i.	An occasional meal;
	ii.	An occasional ticket to a sporting event, the theater or comparable entertainment; or
	iii.	A gift of fruit or other foods.

Note: De minimis value is less than or equal to $250 (annual).

On a quarterly basis, the CCO shall request that all gifts, given and received, be reported on the trade reporting system.

In addition, Employees of the Adviser should refer to the Parent’s Code of Conduct.

XI.		CONFIDENTIALITY/SAFEGUARDING OF DATA

All material, non-public client information must be safeguarded, which includes, but is not limited to, adherence to physical and technical security of information. With respect to material, non-public client information, Supervised Persons are required to take reasonable measures to safeguard such information including, but not limited to:

	i.	Sharing of access codes and/or passwords with any other individual is prohibited without authorization from the Parent’s IT Department;

	ii.	Client information must be secured at all times;

	iii.	Information on investment strategies, transactions and investments being considered or used by the Adviser for client accounts shall be secured at all times and not discussed with persons who are not Access Persons or with third parties (other than as needed for compliance or business purposes) prior to their disclosure to clients of the Adviser.

	iv.	Transmission of material, non-public information to unauthorized parties, via any means, is strictly prohibited. Authorized parties include, but are not limited to, the following:

		--	Affiliate firms and their designees;
		--	Broker-dealers or other entities who conduct business with the Adviser on behalf of clients; and
		--	Third party entities with a contractual need for such information and who have executed a non-disclosure agreement with the Adviser.

Please see the Adviser’s Manual for further guidance on Confidentiality.

XII.		REPORTING REQUIREMENTS

GIM uses a trade reporting system to manage employee reporting obligations.

	(A)	Certification of Compliance with the Code:

	1.	Initial

Upon hire, each Supervised Person and Access Person shall be provided a copy of this
Code by the CCO. The Supervised or Access Person will be required to certify that he/she:

	i.	Read and understands the Code;
	ii.	Shall comply with the applicable requirements of the Code;
	iii.	In the case of Access Persons, shall report all personal securities transactions required to be reported pursuant to the requirements of the Code; and
	iv.	Provide the CCO with a disclosure of any outside business activities or interests in which the employee has an interest.

The certification of the Code and disclosures of any outside business affiliations shall be made no later than ten (10) calendar days after becoming a Supervised or Access Person.

	2.	Annual

Annually, each Supervised and Access Person shall be provided a copy of, or access to, this Code. The Supervised or Access Person will be required to certify that he/she:

	i.	Has read and understands the Code;
	ii.	Has complied with the applicable requirements of the Code;
	iii.	In the case of Access Persons, has reported all personal securities holdings required to be reported pursuant to the requirements of the Code; and
	iv.	Has disclosed any outside business activities or interests engaged or participating in at the time of certification.

The certification shall be made no later than thirty (30) calendar days after calendar year end.

(B)	Initial and Annual Disclosure of Holdings and Brokerage Accounts

Upon employment, and annually thereafter, each Access Person shall be required to submit a report listing all Covered Securities holdings, or state there are no holdings, as applicable, and securities trading accounts in which the Access Person has a direct or indirect Beneficial Ownership.

The certification report shall be completed no later than ten (10) calendar days after the person becomes an Access Person, and the information must be current as of a date no more than 45 calendar days prior to the date the person becomes an Access Person.
Where necessary, a letter (Exhibit A) will be sent to the Access Person’s broker(s)
requesting that the broker(s) provide duplicate trade confirmations and account statements for the Covered Accounts. Within thirty (30) calendar days after calendar year end, Access Persons must attest that the holdings and accounts listed on the trade reporting system are all the Covered Securities holdings and securities trading accounts in which the Access Person has a direct or indirect Beneficial Ownership.

Access Persons must report holdings in open end mutual funds advised or sub-advised by
GIM and its Affiliates. See Exhibit B for a list of open end mutual funds advised or sub-
advised by GIM and its Affiliates.

	(C)	Quarterly Personal Transactions

Access Persons are required to disclose all Covered Securities transactions in which the
Access Person (or his Immediate Family members) has Beneficial Ownership during the reporting quarter. Quarterly Trading Disclosures shall be completed no later than thirty
(30) calendar days after the end of the calendar quarter. Access Persons must also make a certification during any period in which no securities transactions were effected.

XIII.		REPORTING OF VIOLATIONS

Each Supervised Person shall promptly report to the CCO or a member of senior management any apparent violation of this Code and its associated policies and procedures.

Should the Adviser act as advisor to a Registered Fund, the CCO shall promptly report any material violation of this Code (not only those violations which involve deceptive, fraudulent, or manipulative act) involving the Registered Fund to the Registered Fund’s trustees.

The CCO, in concert with senior management of the Adviser, shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, should be imposed.

No Employee, who in good faith, reports a violation of this Code, whether to the CCO, the
Parent’s Legal/Compliance Department or management of the Adviser, shall suffer harassment, retaliation or adverse employment consequences. An Employee who retaliates against someone who has reported a violation in good faith is subject to discipline by the Adviser. Alternatively, the Adviser will treat any malicious or knowingly false report of a violation to be a serious offence and may discipline the Employee making such report.

Employees are encouraged to share questions, concerns, suggestions or complaints with management of the Adviser, the CCO or other members of the Parent’s Legal/Compliance
Department. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

XIV.		ANNUAL REVIEW

The CCO will review the adequacy of the policies and procedures contained in this Code and the effectiveness of its implementation. This review will consider any changes in the business activity of Guggenheim and any changes to the Advisers Act or applicable regulations that might suggest a need to revise the policies and procedures contained herein. In addition, the CCO will consider the need for interim reviews in response to significant compliance events, changes in business arrangements or regulatory developments.

The Adviser will make the Code available to the board of directors or trustees of any Registered
Fund of which the Adviser acts as investment manager or sub-manager, for purposes of such board approving the policies and procedures contained herein.

XV.	SANCTIONS

This Code is designed to facilitate compliance with applicable laws and to reinforce the
Adviser’s reputation for integrity in the conduct of their businesses.

Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure, or suspension or termination of the employment of the violator.

An incidental failure to comply with the Code is not necessarily a violation of law or the
Adviser’s Principles of Business Conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the CCO to senior management of the
Adviser and disciplinary action commensurate with the violation, if warranted, will be imposed.

Violations of any of the enumerated Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment.

XVI.	INTERPRETATIONS AND EXCEPTIONS

The CCO shall have the right to make final and binding interpretations of the Code and may grant, using its discretion, exceptions to certain of the prohibited transactions described in
Section VI above. Any memorandum created regarding the granting of any such exceptions will be retained. Each Access Person must obtain approval from the CCO before taking any action regarding such an exception.

A member of senior management of the Adviser or any other person designated (who may or may not be an employee of the Adviser) is responsible for reviewing the CCO's personal trading reports required under the Code. If the CCO is in violation of the Code, senior management of the Adviser will impose the appropriate sanction(s).

XVII.	RETENTION OF RECORDS

This Code, as updated from time to time, acknowledgements of receipt of a copy of this Code by each Supervised Person, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the CCO hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Adviser as required under the Advisers Act for a period of not less than 5 years.

The CCO will maintain all requests for pre-clearance, all personal Securities transaction reports and all reports of Securities holdings made hereunder as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies.

XVIII.		INSIDER TRADING POLICY

	(A)	Policy Statement on Insider Trading

Section 204A of the Advisers Act requires the Adviser to establish, maintain, and enforce written procedures reasonably designed to prevent the wrongful use of “inside”
information.

Employees are prohibited from trading, either personally or on behalf of others, or recommending Covered Securities, while in possession of material, non-public information in violation of applicable laws and regulations. This unlawful conduct is frequently referred to as "insider trading."

Every Employee must read and retain this policy statement. Any questions regarding the
Adviser’s insider trading policy and procedures should be referred to the CCO, GIM’s
Legal Group or senior management of the Adviser.

Adherence to this Insider Trading Policy and Procedures is a basic condition of employment or association with the Adviser. Failure to comply with these policies and procedures is ground for disciplinary action, including discharge, of such Employee.

	(B)	In General – Inside Information

Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material and nonpublic, or “inside,” information in violation of applicable laws and regulations. The Adviser’s policy requires stringent avoidance of the misuse of inside information.

The misuse of material, nonpublic or “inside” information constitutes fraud; a term broadly defined under the securities laws.

Fraudulent misuse of “inside” information includes purchasing or selling securities on the basis of such information for the account of the firm, an employee, a customer, or anyone else. Fraudulent misuse also includes “tipping” such information to anyone, or using it as a basis for recommending, by way of a research report or otherwise, the purchase or sale of a security.

Persons guilty of fraudulently misusing “inside” information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions, and dismissal by an Adviser.

“Inside” Information. “Inside” information is material, nonpublic information. The courts and regulatory authorities have broadly construed what constitutes “inside”
information. Generally speaking, information is “material” if it has “market significance” in the sense that it is likely to influence reasonable investors, including reasonable speculative investors, in determining whether to trade the securities to which the information relates. For example, information is likely to be “material” if it relates to significant changes affecting such matters as dividends; earnings estimates; write downs of assets or additions to reserves for bad debts or contingent liabilities; the expansion or curtailment of operations; proposals or agreements involving a merger, acquisition, divestiture or leveraged buy-out; new products or discoveries; major litigation; liquidity problems; extraordinary management developments; public offerings; changes of debt ratings; issuer tender offers; and recapitalizations. Given the potentially severe consequences to Guggenheim and its personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is “inside” information must contact the CCO, GIM’s Legal Group, or senior management of the Adviser, for advice rather than relying on his or her own judgment or interpretation or assume the information is “inside” and act accordingly.

(C)	Prohibiting Misuse of Inside Information

Those in possession of inside information must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public, or ceases to be material. It is fundamental policy of the Adviser that:

· No Adviser Employee, while in possession of inside information relevant to a
Covered Security, shall purchase or sell, or recommend or direct the purchase or sale of, such Covered Security for the account of the Adviser, an Employee, a client, or anyone else in violation of applicable laws and regulations.

· No Employee shall use inside information in violation of applicable laws and regulations to purchase or sell Covered Securities for his or her own account, any account in which he or she has a direct or indirect beneficial interest (including accounts for family members), or any other account over which the Employee has discretionary authority or a power of attorney.

· No Employee shall disclose inside information to any person outside the firm without the authorization of the CCO, GIM’s Legal Group, or senior management of the
Adviser.

· Any Employee who, in the course of his or her employment, obtains inside information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.

(D)	General Guidelines

So that material, non-public information is not misused, it is imperative that the flow of such information be limited so that only those people within the Adviser with a “need to know” are given such information; generally all Access Persons of the Adviser shall be considered “need to know” (see exceptions below.)

Routine communications between departments or business units which are not transaction specific, such as general observations about industries and issuers within those industries,

and which would not affect a person’s investment decision about a specific security, are permitted. If you have any question as to whether information is routine, however, please contact the CCO, GIM’s Legal Group or senior management of the Adviser.

(E)	Maintenance of Restricted List

The Restricted List is a list of issuers or assets in which the Adviser’s Employees are restricted from trading. Covered Securities or assets will be added to the list when the
Adviser, or any of its Employees, comes into possession of material non-public information. If there is no longer an appropriate reason for maintaining a company name on the Restricted List, the company shall be removed.

The GIM Legal Group will maintain the Restricted List. Approximately every month, the GIM Legal Group will discuss each name on the Restricted List with the appropriate business contact person. The purpose of this discussion will be to confirm that the name should remain on the Restricted List.

GIM personnel assigned to a company on the Restricted List should contact the GIM
Legal Group in the event they believe that a company should be removed from the
Restricted List.

The Restricted List will be maintained on the trade reporting system

(F)	Review of Trading

The CCO will review, at least quarterly, the trading activity of Access Person accounts to monitor: (i) potential misuse of material, non-public information; (ii) instances of front-
running; and (iii) for conflicts of interest or inconsistencies with applicable policies and procedures. Such review shall be maintained by the CCO.

The review will include a check of the Access Person’s trading in their personal account against trading done by GIM in client accounts. A record of such review will be maintained by the CCO.

The CCO’s personal trading activity shall be reviewed by a member of the Compliance
Department.

(G)	Investigations

The CCO will investigate (and document such investigation) questionable, anomalous, or suspicious trades, whether discovered through scheduled reviews, exception reports or any other way. The scope and extent of any particular inquiry will be determined by the nature of the trade in question. The relevant Employee may be contacted by the CCO for an explanation as to the trades in question and an investigation record kept.

(H)	Identifying Insider Trading

Before trading for yourself, or others, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

Is the information material? Is this something an investor would consider important in making his or her investment decision? Will the market price of the securities be substantially affected if the information was generally disclosed?

Is the information nonpublic? To whom has it been provided? Has it been effectively communicated to the marketplace by being published in, or distributed via, Reuters, The
Wall Street Journal, Dow Jones, The New York Times, industry or trade publication, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should take the following steps:

	a.	Do not purchase or sell the securities on behalf of yourself or others;

	b.	Do not communicate the information inside or outside the Adviser, other than to the CCO, GIM’s Legal Group or senior management of the Adviser; and

	c.	Report the matter immediately to the CCO, GIM’s Legal Group or senior management of the Adviser.

After the CCO, GIM’s Legal Group or senior management of the Adviser has reviewed the issue, you either will be instructed to continue the prohibitions against trading and communications, or you will be allowed to trade and communicate the information.

(I)		Prohibition Against Spreading Market Rumors or False Information

In general, market participants are prohibited from deliberately or recklessly using any manipulative device, including rumors or false information, with an intention to affect the markets. Thus, Employees are prohibited from promoting, perpetuating, spreading or otherwise engaging in any activity that would result in the dissemination of any rumor with respect to a security that she/he knows to be false or misleading, in a manner which might reasonably be expected to affect market conditions.

Examples of prohibited behavior include, but are not limited to, the following:

	·	“Trash and cash” - taking a short position in a security and then disseminate misleading or false negative information about the investment, with the intention to drive down the security’s price; or

	·	Knowingly or recklessly spreading false or misleading information about an investment through a media outlet (such as in an Internet chat room or on a blog).

Violations of this policy may result in disciplinary action, including termination of employment, and/or civil or criminal penalties. Questions or possible violations should be reported to the CCO.

(J)		Information Barriers

1.	Applicability of Information Barriers

Transparent Value Advisors, LLC (“TVA”) is a sub-advisor to GIM and employs persons who fall within the TVA and GIM advisory groups and, therefore, subject to GIM’s Code. TVA
Employees, however, will be exempt from the prohibition against trading of Covered Securities contained on GIM’s Restricted List because of the establishment of Information Barriers. Within the Adviser, employees will all be deemed to be GIM Employees unless they are designated as a
TVA Employee, as described in more detail below.

2.	Maintenance of Information Barriers

(a) Physical Separation: TVA Employees shall be placed on different floor(s)
from GIM Employees.

(b) Systems Separation: The Parent’s IT department will establish a firewall between TVA Employees and GIM Employees such that TVA Employees will be restricted from access to GIM’s shared drive.

(c) Communications Separation: TVA Employees shall maintain separate telephone, facsimile lines, copying areas, meeting rooms and other facilities as necessary, such that no employees in either group may be able to answer a call for an employee on the other side of the Information Barrier.

3.	Information Barrier Crossing Procedures

In the event that a TVA Employee needs to cross the Information Barriers, the TVA
Employee shall notify TVA’s CCO and Chief Executive, as necessary. TVA’s CCO and Chief
Executive shall confer with GIM’s CCO and senior management, as necessary, for approval.
During the time that a TVA Employee is deemed to have crossed the Information Barriers, such
TVA Employee shall be subject to GIM’s Restricted List until further notice by GIM’s CCO.
The Adviser’s CCO shall document each Information Barrier crossing.

4.	Training

GIM and TVA Employees shall be trained at least annually on the existence of the
Information Barriers, the reason for establishing the Information Barriers and the procedures supporting the Information Barriers.

5.	Prohibition on Sharing

TVA Employees who are privy to GIM’s confidential or material, non-public information may not share such information, except in the situations approved by the Adviser’s CCO or senior management, as applicable.

Broker Letter Template for Duplicate Confirmations and Statements

[ON COMPANY LETTERHEAD]
DATE

BROKER/DEALER NAME
ATTN: AS APPLICABLE
ADDRESS
CITY, ST ZIP

[VIA FACSIMILE: NUMBER, AS APPLICABLE]

RE:	EMPLOYEE NAME
ACCOUNT NUMBER(S)

Dear Sir/Madam:

With regard to Rule 204A-1 of the Investment Advisers Act of 1940, as amended, and FINRA
Conduct Rule 3050, this letter is to acknowledge that approval has been granted to any employee of an affiliate of Guggenheim Partners, LLC to maintain an account with BROKER/DEALER
NAME. To assist us in fulfilling our supervisory responsibilities under federal securities laws, we would like to have duplicate confirmations and/or statements for the listed employee related account(s) sent to:

TRADE REPORTING SYSTEM
Attn: CONTACT PERSON
ADDRESS
CITY, ST ZIP

We will notify BROKER/DEALER NAME in writing when an employee is no longer with our firm. BROKER/DEALER NAME is instructed to discontinue sending or downloading information related to the employee after receipt of such notice.

If you have any questions, please contact me at XXX-XXX-XXXX.

Sincerely,

CCO NAME HERE
TITLE

EXHIBIT B:

List of open end mutual funds advised or sub-advised by GIM or Affiliates

FUND	TICKER
American Beacon High Yield Bond Fund – Instl	AYBFX
American Beacon High Yield Bond Fund – Investor	AHYPX
CNI Charter High Yield Bond Fund – Class N	CHBAX
CNI Charter High Yield Bond Fund – Instl	CHYIX
Pinnacle American Core-Plus Bond Fund – Class: A, F, I	----------
(Canada)
Principal Global Diversified Income Fund – Class A	PGBAX
Principal Global Diversified Income Fund – Class C	PGDCX
Principal Global Diversified Income Fund – Instl	PGDIX
Russell Short Duration Bond Fund – Class A	RSBTX
Russell Short Duration Bond Fund – Class C	RSBCX
Russell Short Duration Bond Fund – Class E	RSBEX
Russell Short Duration Bond Fund – Class S	RFBSX
Russell Short Duration Bond Fund – Class Y	RSBYX
Russell Strategic Bond Fund – Class A	RFDAX
Russell Strategic Bond Fund – Class C	RFCCX
Russell Strategic Bond Fund – Class E	RFCEX
Russell Strategic Bond Fund – Class S	RFCTX
Russell Strategic Bond Fund – Class Y	RFCYX
Russell Strategic Bond Fund – Instl	RFCSX
SEI Canada US High Yield Bond Fund	----------
SEI Global Master Fund PLC High Yield Fixed Income Fund	----------
SEI Institutional Investment Trust High Yield Bond Fund	SGYAX
SEI Institutional Managed High Yield Bond Fund – Class A	SHYAX